Exhibit 5.1

November 6, 2015

Cancer Genetics, Inc.

201 Route 17 North

2nd Floor

Rutherford, NJ 07070

Ladies and Gentlemen:

We have acted as counsel for Cancer Genetics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (File No. 333-196374) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on June 5, 2014, the prospectus, dated June 5, 2014 (the “Prospectus”), and the preliminary prospectus supplement, dated October 30, 2015 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Company has entered into an Underwriting Agreement dated November 6, 2015 between the Company and the underwriters named therein (the “Underwriting Agreement”) for an underwritten offering (the “Offering”) relating to the issuance and sale by the Company of 3,450,000 shares of common stock, par value $0.0001 per share, of the Company (collectively, the “Shares”, including 450,000 shares that may be purchased pursuant to the underwriters’ option to purchase additional shares) and warrants to purchase up to an aggregate of 3,450,000 shares of Common Stock (the “Warrant Shares”) (including up to 450,000 warrants subject to the underwriters’ over-allotment option, the “Warrants”).

We understand that the Shares and Warrants are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement and Underwriting Agreement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware; (ii) the Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by their terms and the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, will be valid and binding obligations of the Company; and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable..

In addition to the limitations and qualifications set forth above, our opinion is also subject to the following additional limitations and qualifications:

(a)                                 Our opinion is limited to the laws of the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

(b)                                 Our opinion is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws relating to or affecting the rights and remedies of creditors generally, and is subject to general equitable principles exercisable in the discretion of a court (regardless of whether considered in a proceeding at law or in equity) (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

Lowenstein Sandler LLP